EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER REQUIRED BY EXCHANGE ACT RULE 13a-14(b)
I, David Loflin, Acting Chief Accounting Officer of Diamond I, Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the accompanying report on Form 10-QSB for the period ended March 31, 2007, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 21, 2007.	/s/ DAVID LOFLIN
David Loflin Acting Chief Accounting Officer